Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2024 Results

NEW YORK, August 1, 2024 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2024.

Highlights for the Three Months Ended June 30, 2024

●	Record quarterly revenues of $37.3 million for the second quarter of 2024
●	Quarterly income from operations of $10.0 million for the second quarter of 2024
●	Record net operating income (“NOI”)[1] of $21.1 million for the second quarter of 2024
●	Quarterly net loss of $1.7 million for the second quarter of 2024
●	Record adjusted funds from operations (“AFFO”)[1] of $7.1 million for the second quarter of 2024
●	Declared a dividend of $0.095 per share for the second quarter of 2024

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“The Company continued to grow its revenue, NOI and AFFO in the second quarter of 2024, producing record results for all these metrics on the basis of our very strong residential leasing. We continue to have high occupancy and good renter demand in our buildings. For all our properties, new leases exceeded previous rents by nearly 11% and renewals by nearly 7%. At Flatbush Gardens, as a result of the Article 11 agreement with New York City, we are beginning to collect meaningful enhanced rental recoveries under Section 610 as we continue to make the committed capital improvements and other improvements in the property. At our 250 Livingston Street property, where we previously disclosed New York City’s notification of its intention to vacate in late August 2025, we continue to actively seek solutions and pursue opportunities. At our nearby 141 Livingston Street property, we are in active discussions for a lease renewal. Our Dean Street new development continues to progress ahead of schedule, and we are confident of an on-time completion next year to capture the 2025 leasing season. Lastly, we have begun thinking about recycling properties in our portfolio to maximize performance and improve cash flow.  As such, we have begun preliminary marketing activities for some of our properties, including our 10W 65th Street property, which, while potentially resulting in some loss compared to book value, would allow us to achieve better overall returns going forward.  We will announce any definitive arrangements promptly as they arise.”

Financial Results for the Three Months Ended June 30, 2024

For the second quarter of 2024, revenues increased by $2.9 million, or 8.3%, to $37.3 million as compared to revenue of $34.5 million during the second quarter of 2023. Residential revenue increased by $2.7 million, or 11.8%, driven by higher rental rates at all our residential properties and higher occupancy. Commercial income increased by $0.1 million, or 0.9%, in the second quarter of 2024 due to higher escalation income at our office properties

For the second quarter of 2024, net loss was $1.7 million, or $0.06 per share compared to net loss of $3.3 million, or $0.10 per share, for the second quarter of 2023. The lower net loss as compared to last year was primarily due to increased rental revenue discussed above, the abated real estate taxes at the Flatbush Gardens property under the Article 11 transaction entered at the end of the second quarter of 2023, and the absence of Article 11 related transaction costs last year, partially offset by higher property taxes at the remaining properties and, at the Flatbush Gardens property under the Article 11 transaction, higher repairs and maintenance costs, higher payroll costs from “prevailing wage” requirements, and higher depreciation expense from capital spending.

For the second quarter of 2024, AFFO was $7.1 million, or $0.17 per share, compared to $5.5 million, or $0.13 per share, for the second quarter of 2023. As discussed above, the increase was primarily due to increased rental revenue and the abated real estate taxes at the Flatbush Gardens property, partially offset by higher property taxes at the remaining properties, and, at the Flatbush Gardens property, higher repairs and maintenance expense and higher payroll costs.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At June 30, 2024, notes payable (excluding unamortized loan costs) was $1,255.3 million, compared to $1,219.0 million at December 31, 2023. The increase was primarily due to draws made on Dean Street development construction loan.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 15, 2024, payable August 22, 2024.

Conference Call and Supplemental Material

The Company will host a conference call on August 1, 2024, at 5:00 PM Eastern Time to discuss the second quarter 2024 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 151415. A replay of the call will be available from August 1, 2024, following the call, through August 15, 2024, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 151415. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$571,988	$571,988
Building and improvements	732,917	726,273
Tenant improvements	3,366	3,366
Furniture, fixtures and equipment	13,616	13,278
Real estate under development	124,071	87,285
Total investment in real estate	1,445,958	1,402,190
Accumulated depreciation	(228,387)	(213,606)
Investment in real estate, net	1,217,571	1,188,584

Cash and cash equivalents	20,254	22,163
Restricted cash	16,490	14,062
Tenant and other receivables, net of allowance for doubtful accounts of $250 and $234, respectively	5,836	5,181
Deferred rent	2,273	2,359
Deferred costs and intangible assets, net	5,903	6,127
Prepaid expenses and other assets	6,275	10,854
TOTAL ASSETS	$1,274,602	$1,249,330

LIABILITIES AND EQUITY(DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $11,212 and $13,405, respectively	$1,244,136	$1,205,624
Accounts payable and accrued liabilities	19,802	20,994
Security deposits	9,109	8,765
Other liabilities	6,247	6,712
TOTAL LIABILITIES	1,279,294	1,242,095

Equity(Deficit):
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,077,290 and 16,063,228 shares issued and outstanding, at June 30, 2024 and December 31, 2023, respectively	160	160
Additional paid-in-capital	89,685	89,483
Accumulated deficit	(91,623)	(86,899)
Total stockholders' equity	(1,778)	2,744

Non-controlling interests	(2,914)	4,491
TOTAL EQUITY(DEFICIT)	(4,692)	7,235

TOTAL LIABILITIES AND EQUITY(DEFICIT)	$1,274,602	$1,249,330

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

REVENUES
Residential rental income	$27,748	$25,040	$53,854	$48,980
Commercial rental income	9,598	9,503	19,252	19,230
TOTAL REVENUES	37,346	34,543	73,106	68,210

OPERATING EXPENSES
Property operating expenses	8,996	6,782	17,618	14,881
Real estate taxes and insurance	7,438	8,700	14,574	17,236
General and administrative	3,459	3,396	7,010	6,689
Transaction pursuit costs	-	357	-	357
Depreciation and amortization	7,455	7,269	14,834	14,094
TOTAL OPERATING EXPENSES	27,348	26,504	54,036	53,257

INCOME FROM OPERATIONS	9,998	8,039	19,070	14,953

Interest expense, net	(11,741)	(11,334)	(23,480)	(21,469)
Loss on extinguishment of debt	-	-	-	(3,868)

Net loss	(1,743)	(3,295)	(4,410)	(10,384)

Net loss attributable to non-controlling interests	1,083	2,046	2,737	6,448
Net loss attributable to common stockholders	$(660)	$(1,249)	$(1,673)	$(3,936)

Basic and diluted net loss per share	$(0.06)	$(0.10)	$(0.15)	$(0.29)

Weighted average common shares / OP units
Common shares outstanding	16,077	16,063	16,077	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,394	42,380	42,394	42,380

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
.	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,410)	$(10,384)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,781	14,044
Amortization of deferred financing costs	1,061	675
Amortization of deferred costs and intangible assets	294	292
Amortization of above- and below-market leases	-	(17)
Loss on extinguishment of debt	-	3,868
Deferred rent	87	27
Stock-based compensation	1,274	1,431
Bad debt expense	16	(142)
Changes in operating assets and liabilities:
Tenant and other receivables	(671)	(18)
Prepaid expenses, other assets and deferred costs	4,511	7,608
Accounts payable and accrued liabilities	(1,777)	(424)
Security deposits	345	720
Other liabilities	(467)	(459)
Net cash provided by operating activities	15,044	17,221

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(42,051)	(18,915)
Net cash used in investing activities	(42,051)	(18,915)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(985)	(46,810)
Proceeds from mortgage notes	37,303	62,330
Dividends and distributions	(8,792)	(8,696)
Loan issuance and extinguishment costs	-	(4,723)
Net cash provided by financing activities	27,526	2,101

Net increase in cash and cash equivalents and restricted cash	519	407
Cash and cash equivalents and restricted cash - beginning of period	36,225	30,666
Cash and cash equivalents and restricted cash - end of period	$36,744	$31,073

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$22,163	$18,152
Restricted cash	14,062	12,514
Total cash and cash equivalents and restricted cash - beginning of period	$36,225	$30,666

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$20,254	$16,342
Restricted cash	16,490	14,731
Total cash and cash equivalents and restricted cash - end of period	$36,744	$31,073

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $2,097 and $2,382 in 2024 and 2023, respectively	$21,232	$21,099
Non-cash interest capitalized to real estate under development	1,132	27
Additions to investment in real estate included in accounts payable and accrued liabilities	10,070	3,527

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FFO
Net loss	$(1,743)	$(3,295)	$(4,410)	$(10,384)
Real estate depreciation and amortization	7,455	7,269	14,834	14,094
FFO	$5,712	$3,974	$10,424	$3,710

AFFO
FFO	$5,712	$3,974	$10,424	$3,710
Amortization of real estate tax intangible	120	121	241	241
Amortization of above- and below-market leases	-	(8)	-	(17)
Straight-line rent adjustments	38	32	87	27
Amortization of debt origination costs	530	362	1,061	675
Amortization of LTIP awards	713	783	1,274	1,431
Transaction pursuit costs	-	357	-	357
Loss on extinguishment of debt	-	-	-	3,868
Recurring capital spending	(61)	(129)	(134)	(324)
AFFO	$7,052	$5,492	$12,953	$9,968
AFFO Per Share/Unit	$0.17	$0.13	$0.31	$0.24

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA
Net loss	$(1,743)	$(3,295)	$(4,410)	$(10,384)
Real estate depreciation and amortization	7,455	7,269	14,834	14,094
Amortization of real estate tax intangible	120	121	241	241
Amortization of above- and below-market leases	-	(8)	-	(17)
Straight-line rent adjustments	38	32	87	27
Amortization of LTIP awards	713	783	1,274	1,431
Interest expense, net	11,741	11,334	23,480	21,469
Transaction pursuit costs	-	357	-	357
Loss on extinguishment of debt	-	-	-	3,868
Adjusted EBITDA	$18,324	$16,592	$35,506	$31,085

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NOI
Income from operations	$9,998	$8,039	$19,070	$14,953
Real estate depreciation and amortization	7,455	7,269	14,834	14,094
General and administrative expenses	3,459	3,396	7,010	6,689
Transaction pursuit costs	-	357	-	357
Amortization of real estate tax intangible	121	121	241	241
Amortization of above- and below-market leases	-	(8)	-	(17)
Straight-line rent adjustments	38	33	87	27
NOI	$21,071	$19,206	$41,242	$36,344